EXHIBIT 10.1
American Processing Company, LLC
c/o Dolan Media Company
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402
June 4, 2009
Lawrence A. Wilford
Wilford & Geske
8425 Seasons Parkway, Suite 105
Woodbury, Minnesota 55125
Re:    Second Amendment to Services Agreement
Dear Larry:
Reference is made to that certain Services Agreement between Wilford & Geske, a professional association (the “Firm”) and American Processing Company, LLC (“APC”) dated February 22, 2008, as amended by that certain First Amendment to Services Agreement dated April 24, 2009 (collectively, the “Services Agreement”). The purpose of this letter is to set forth our understandings and agreements regarding an amendment to the Fee Schedule set forth in Section 3.1(a) of the Services Agreement as well as other amendments to the Services Agreement that are incidental thereto. Capitalized terms used, but not otherwise defined in this letter, shall have the meanings ascribed to such terms in the Services Agreement.
1.	As of May 1, 2009, the Fee Schedule in Section 3.1(a) is hereby amended and restated in its entirety to read as follows:

Type of File	Per File Fee
Foreclosure	$[***]

Bankruptcy: MFR	$[***]
Bankruptcy: POC	$[***]
Bankruptcy: Other	$[***]

Eviction	$[***]
Reduced Redemption	$[***] (for files opened prior to January 1, 2008)
$[***] (for files opened on or after January 1, 2008)
Torrens Action	$[***]
Other	$[***]
2.	As of May 1, 2009, Section 3.1(a) shall be further amended by revising the first sentence of the last paragraph to read:
“The Fee Schedule set forth above shall be in effect for a period starting on May 1, 2009 and ending on March 31, 2010.”

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

3.	As of May 1, 2009, Section 3.1(b)(i) shall be amended and restated to read as follows:

“The parties acknowledge and agree that, for each of the calendar years 2010, 2011 2012 and 2013 (each an “Initial Year”), on April 1st of each Initial Year, each per file fee set forth on the Fee Schedule shall be increased to equal that amount (the “New Fee Amount”) equal to the product of (x) the per file fee in effect during the immediately preceding Initial Year and (y) the CPI Percentage. In no event shall the New Fee Amount for any per file fee be less than the per file fee for the immediately preceding year. For each Initial Year, the New Fee Amount for each fee per file shall be submitted to the Firm in writing by Service Provider on a date that is no later than thirty (30) days after the publication of the Consumer Price Index — All Urban Consumers, U.S. City Average by the BLS (as defined below) for the applicable Measuring Month (as defined below). The Firm acknowledges that it shall have no right to contest the New Fee Amounts for any Initial Year. For purposes of this Agreement, for any Initial Year, the “CPI Percentage” shall equal the product of (x) 100% and (y) a fraction, the numerator of which is the Consumer Price Index — All Urban Consumers, U.S. City Average (the “CPI”) compiled and published by the Bureau of Labor Statistics and the Department of Labor (the “BLS”) for the United States of America for the month of February immediately preceding April 1st of such Initial Year (the “Measuring Month”) and the denominator of which is the CPI for the month twelve (12) months prior to such Measuring Month. In the event that the CPI Percentage is less than 100% for any Initial Year, the Parties agree that there shall be no increase or decrease to the per file fee in effect for such Initial Year; provided, however, if, for a given Initial Year, the CPI percentage is calculated to be less than 100%, the CPI Percentage for the next Initial Year shall be computed using the Measuring Month twenty-four (24) months prior to such Measuring Month as the denominator. For purposes of example only, to determine the CPI Percentage for the adjustment to be made on April 1, 2010 the CPI Percentage would equal the product of (x) 100% and (y) a fraction, the numerator of which would equal the Consumer Price Index — All Urban Consumers, U.S. City Average published by the BLS for the month of February 2010 and the denominator of which would be the Consumer Price Index — All Urban Consumers, U.S. City Average published by the BLS for the month of February 2009. In addition, for purposes of example only, if the CPI Percentage is calculated to be less than 100% in 2010, then the CPI Percentage for the adjustment to be made on April 1, 2011 would be equal the product of (x) 100% and (y) a fraction, the numerator of which would equal the Consumer Price Index — All Urban Consumers, U.S. City Average published by the BLS for the month of February 2011 and the denominator of which would be the Consumer Price Index — All Urban Consumers, U.S. City Average published by the BLS for the month of February 2009.”

4.	As of May 1, 2009, a new Section 3.1(e) is hereby added to the Services Agreement to read as follows:

“Technology Fee. Notwithstanding anything to the contrary in the Services Agreement, the Firm agrees that it will pay all technology charges incurred by Service Provider in connection with the Mortgage Default Support Services provided hereunder, except those relating to NetDirector, Pacer, Accurint and Orbit.”

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

5.	Except as expressly amended in this Second Amendment, the Services Agreement shall remain in full force and effect in accordance with its terms.
This Second Amendment to Services Agreement (the “Second Amendment”) shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Second Amendment shall be governed by the laws of the state of Minnesota, without reference to its conflict of laws principles. This Second Amendment may be executed by facsimile or email transmission and in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one instrument. The Services Agreement, as amended by this Second Amendment, contain the entire understanding of the parties with regard to the Services to be rendered to the Firm by APC and supersede all prior agreements, understandings or letters of intent with regard to that subject between the parties. This Second Amendment shall not be amended, modified or supplemented except by a written instrument signed by both parties.
If the above terms and conditions reflect our agreement regarding the amendments to the Services Agreement, please sign this Second Amendment to Services Agreement and return a fully executed original of it to me.

Very truly yours,

American Processing Company, LLC By: Dolan APC, LLC, its Managing Member

/s/ Scott J. Pollei

By: Scott J. Pollei, it Vice President
AGREED AND ACCEPTED:
Wilford & Geske, a professional association

/s/ Lawrence A. Wilford

By: Lawrence A. Wilford, its President

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT; [***] DENOTES OMISSIONS.

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